Exhibit 99.1

1350 Avenue of the Americas New York, NY 10019

Press Release CRH sets out next era of growth and five-year targets at Investor Day

NEW YORK – Sept. 30, 2025 – CRH (NYSE: CRH), the leading global provider of building materials, will host its Investor Day today in New York City at 9:00 a.m. EDT, led by CEO Jim Mintern and the executive leadership team.

Jim Mintern, CEO, said: “As the global leader in building materials and the number one infrastructure play in North America, our Investor Day will showcase how we are raising our ambition to 2030 to deliver the next era of growth and why we are the leading compounder of capital and shareholder value in our industry. With $40 billion of financial capacity1 over the next five years, our superior strategy, enabled by our unmatched scale and connected portfolio, positions us to execute on unrivaled growth opportunities.”

At the event, CRH will set out its financial targets over the next five years (2026-2030):

•	Average annual Revenue growth between 7% and 9%[2]

•	Adjusted EBITDA margin[3] between 22% and 24% by 2030

•	Average annual Adjusted Free Cash Flow Conversion[3] of >100%

CRH has today also reaffirmed its financial guidance for 20254, including Adjusted EBITDA3 of $7.5 billion - $7.7 billion.

The event will be broadcast via live webcast and registration details are available on www.crh.com/investors. Upon registration, a link to join the webcast will be made available. The presentation materials will be available on the Investors section of the CRH website. A replay of the webcast will be available after the event.

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[1]

Financial capacity is defined as the anticipated cash and debt financing available (after maintenance capex) for growth investments and cash returns to shareholders. The information is indicative only and any capital deployment will be dependent on the value creation opportunities arising over the period.

[2]	Revenue growth is presented on a total basis, including organic and inorganic growth.
[3]	Represents a non-GAAP measure. See “Non-GAAP Reconciliation and Supplementary Information” below.
[4]

As published on August 6, 2025 (including Net income of $3.8 billion - $3.9 billion) and reflecting the same underlying assumptions. 2025 guidance does not reflect any financial impacts from the recent acquisition of Eco Material Technologies.

Contacts

Tom Holmes	Lauren Schulz
Head of Investor Relations	Chief Communications Officer
tholmes@crh.com	lschulz@crh.com

About CRH

CRH (NYSE: CRH) is the leading global provider of building materials solutions that build, connect and improve our world. Employing 80,000 people at 4,000 operating locations in 28 countries, CRH has market leadership positions in North America and Europe. As the essential partner for transportation and critical infrastructure projects, complex non-residential construction and outdoor living solutions, CRH’s unique offering of materials, products and value-added services helps to deliver a more resilient and sustainable built environment. The company is ranked among sector leaders by Environmental, Social and Governance (ESG) rating agencies. A Fortune Global 500 company, CRH’s shares are listed on the NYSE and LSE.

For more information visit: www.crh.com

Appendix 1 - Disclaimer/Forward-Looking Statements

In order to utilize the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, CRH is providing the following cautionary statement.

This press release contains statements that are, or may be deemed to be, forward-looking statements. These forward-looking statements may generally, but not always, be identified by the use of words such as “will”, “anticipates”, “should”, “could”, “would”, “targets”, “aims”, “may”, “continues”, “expects”, “is expected to”, “estimates”, “believes”, “intends” or similar expressions. These forward-looking statements include all matters that are not historical facts or matters of fact at the date of this press release.

In particular, the following, among other statements, are all forward-looking in nature: statements regarding CRH’s 2025 financial guidance and related assumptions and 2030 financial targets; statements regarding CRH’s growth and value creation prospects and its expected financial capacity and resulting optionality; and statements regarding advantages afforded to CRH as a result of its scale and connected portfolio.

By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that may or may not occur in the future and reflect our current expectations and assumptions as to such future events and circumstances that may not prove accurate. You are cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are made as of the date of this press release. We expressly disclaim any obligation or undertaking to publicly update or revise these forward-looking statements other than as required by applicable law.

A number of material factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, certain of which are beyond our control, and which include, among other factors, the risks and uncertainties described under “Risk Factors” in CRH’s 2024 Form 10-K and in its other filings with the SEC.

Appendix 2 - Non-GAAP Reconciliation and Supplementary Information

CRH uses a number of non-GAAP performance measures to monitor financial performance. These measures are regularly reviewed by CRH management. These measures may not be uniformly defined by all companies and accordingly may not be directly comparable with similarly titled measures and disclosures by other companies.

The non-GAAP performance measures as summarized below should not be viewed in isolation or as an alternative to the equivalent GAAP measure.

Adjusted EBITDA: Adjusted EBITDA is defined as earnings from continuing operations before interest, taxes, depreciation, depletion, amortization, loss on impairments, gain/loss on divestitures and investments, income/loss from equity method investments, substantial acquisition-related costs and pension expense/income excluding current service cost component. It is quoted by management in conjunction with other GAAP and non-GAAP financial measures to aid investors in their analysis of the performance of the Company. Adjusted EBITDA margin is calculated by expressing Adjusted EBITDA as a percentage of total revenues.

Please refer to CRH’s earnings release, dated August 6, 2025, for a reconciliation of the mid-point of the 2025 Adjusted EBITDA guidance to its nearest GAAP measure.

Adjusted Free Cash Flow: Adjusted Free Cash Flow is a liquidity measure and is defined as net cash provided by operating activities adjusted for proceeds from disposal of long-lived assets less maintenance capital expenditures. Adjusted Free Cash Flow Conversion is defined as Adjusted Free Cash Flow divided by Net income. Management believes that Adjusted Free Cash Flow and Adjusted Free Cash Flow Conversion are useful metrics for both management and investors in evaluating the Company’s ability to generate cash flow from operations after making investments in maintaining its asset base. As is the case with the other non-GAAP measures presented, users should consider the limitations of using Adjusted Free Cash Flow and Adjusted Free Cash Flow conversion, including the fact that those measures do not provide a complete measure of our cash flows for any period. In particular, Adjusted Free Cash Flow and Adjusted Free Cash Flow conversion are not intended to be a measure of cash flow available for management’s discretionary use, as these measures do not reflect certain cash requirements, such as debt service requirements and other contractual commitments.

Adjusted EBITDA Margin and Adjusted Free Cash Conversion are non-GAAP financial measures. We cannot predict with certainty certain items that would be included in the most directly comparable GAAP measure for the relevant future periods. Due to these uncertainties, we cannot provide a quantitative reconciliation of Adjusted EBITDA Margin or Adjusted Free Cash Flow Conversion to the most directly comparable GAAP financial measure, respectively, without unreasonable effort.